BONJ 10-Q

Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Bancorp of New Jersey, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Albert F. Buzzetti
Albert F. Buzzetti Chairman and Chief Executive Officer

/s/ Michael Lesler
Michael Lesler Chief Operating Officer

August 13, 2010